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Exhibit 23.


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the prospectuses constituting part of the Registration Statements listed below of our reports dated February 8, 2000, relating to the Consolidated Financial Statements of USX Corporation, the Financial Statements of the Marathon Group, and the Financial Statements of the U.S. Steel Group, which appear on pages U-1, M-1, and S-1 respectively, of this Form 8-K:

On Form S-3:               Relating to:

     File No. 33-57997 Marathon Group Dividend Reinvestment Plan 33-60172 U.S. Steel Group Dividend Reinvestment Plan
                333-56867  USX Corporation Debt Securities, Preferred
                           Stock and Common Stock
                333-88947  Marathon Group and U.S. Steel Group Dividend
                           Reinvestment and Direct Stock Purchase Plans
                333-88797  USX Corporation Debt Securities, Preferred
                           Stock and Common Stock


On Form S-8:               Relating to:

     File No.    33-41864  1990 Stock Plan
                 33-54333  Parity Investment Bonus
                 33-60667  Parity Investment Bonus
                 33-56828  Marathon Oil Company Thrift Plan
                 33-52917  Savings Fund Plan
                333-00429  Savings Fund Plan
                333-29699  1990 Stock Plan
                333-29709  Marathon Oil Company Thrift Plan
                333-52751  1990 Stock Plan
                333-86847  1990 Stock Plan





PricewaterhouseCoopers LLP
Pittsburgh, Pa
February 17, 2000